Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b)

of section 1350, chapter 63 of title 18, United
States Code), the undersigned officer of Equinor ASA, a company incorporated under the laws of Norway (the “Company”),

hereby
certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2023 of the Company (the “Report”)

fully complies with the
requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in the Report
fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

21 March 2024

By:

/s/

Torgrim Reitan

Name:

Torgrim Reitan
Title:

Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of

2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure
document.

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the
Company and furnished to the Securities and Exchange Commission or its staff upon request.